EXHIBIT 99.1

Ark Restaurants Announces Financial Results for the
Fourth Quarter and Full Year of 2014

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

 NEW YORK, New York – December 19, 2014 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and full year ended September 27, 2014.

Total revenues for the three-month period ended September 27, 2014 were $37,072,000 versus $33,906,000 for the three months ended September 28, 2013. The three-month period ended September 27, 2014 includes revenues of $3,477,000 related to The Rustic Inn, which was acquired on February 24, 2014. The three-month period ended September 28, 2013 includes revenues of $1,235,000 related to two properties closed during the third quarter of fiscal 2014 due to lease expirations.

Total revenues for the year ended September 27, 2014 were $139,357,000 versus $130,598,000 for the year ended September 28, 2013. The year ended September 27, 2014 includes revenues of $8,753,000 related to The Rustic Inn, which was acquired on February 24, 2014 and $2,621,000 related to Broadway Burger Bar, which was opened in the Tropicana Hotel and Casino during June 2013. The year ended September 27, 2014 also includes revenues of $3,565,000 related to two properties closed during the third fiscal quarter of 2014 due to lease expirations. The year ended September 28, 2013 includes revenues of $414,000 related to two properties closed in the first quarter of fiscal 2013 due to lease expirations.

Company-wide same store sales increased 2.3% for the three-month period ended September 27, 2014 compared to the same three month period last year. For fiscal 2014 company-wide same store sales increased 0.5% compared to the same period last year.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the three-month period September 27, 2014 was $4,236,000 versus $3,458,000 during the same three-month period last year. Net income for the three-month period ended September 27, 2014 was $2,288,000, or $0.68 per basic share ($0.66 per diluted share), as compared to $1,453,000, or $0.45 per basic share ($0.43 per diluted share), for the same three-month period last year.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the year ended September 27, 2014 was $11,814,000 versus $10,703,000 last year. Net income for the year ended September 27, 2014 was $4,915,000, or $1.49 per basic share ($1.43 per diluted share), as compared to $3,824,000, or $1.18 per basic share ($1.13 per diluted share), for the same period last year.

On February 24, 2014, the Company completed its acquisition of The Rustic Inn Crabhouse (“The Rustic Inn’) in Dania Beach, Florida for a total purchase price of approximately $7,710,000. The acquisition was financed with a bank loan in the amount of $6,000,000 and cash from operations.

On July 18, 2014, the Company, through a wholly-owned subsidiary, Ark Jupiter RI, LLC, entered into an agreement to acquire certain assets and the related lease for a restaurant and bar located in Jupiter, Florida for approximately $250,000. In connection with this transaction the Company entered into an amended lease for an initial period expiring through December 31, 2015. The Company has also entered into an additional lease through 2033 and the Company expects to open a Rustic Inn Crabhouse at this location in January 2015.

As of September 27, 2014 the Company had cash and cash equivalents totaling $8,662,000. The Company had a seller note from the purchase of 250,000 shares of treasury stock in December 2011 with an outstanding balance of $177,000 at September 27, 2014. The Company also had a bank note for the purchase of membership interests in Ark Hollywood/Tampa Investment, LLC and the purchase of The Rustic Inn with an outstanding balance of $7,140,000 at September 27, 2014.

Ark Restaurants owns and operates 20 restaurants and bars, 21 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C. and Las Vegas, NV. Five restaurants are located in New York City, three are located in Washington, D.C., six are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut, one is located in Boston, Massachusetts and one is located in Dania Beach, Florida. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; one bar within the Venetian Casino Resort, as well as two food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include The Rustic Inn in Dania Beach, Florida and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Income
For the 13 week and 52 week periods ended September 27, 2014 and September 28, 2013

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

TOTAL REVENUES	$37,072	$33,906	$139,357	$130,598

COST AND EXPENSES:

Food and beverage cost of sales	10,126	8,648	37,091	32,791
Payroll expenses	11,438	10,722	44,427	42,488
Occupancy expenses	4,473	4,470	17,388	17,533
Other operating costs and expenses	4,285	4,287	17,802	17,085
General and administrative expenses	2,611	2,228	10,402	9,792
Depreciation and amortization	1,235	1,124	4,619	4,303

Total costs and expenses	34,168	31,479	131,729	123,992

OPERATING INCOME	2,904	2,427	7,628	6,606

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	15	29	156	62
Other (income) expense, net	(186)	(90)	(488)	(508)
Total other income, net	(171)	(61)	(332)	(446)

INCOME BEFORE PROVISION FOR INCOME TAXES	3,075	2,488	7,960	7,052

Provision for income taxes	593	773	1,775	1,941

CONSOLIDATED NET INCOME	2,482	1,715	6,185	5,111

Net income attributable to non-controlling interests	(194)	(262)	(1,270)	(1,287)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$2,288	$1,453	$4,915	$3,824

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.68	$0.45	$1.49	$1.18
Diluted	$0.66	$0.43	$1.43	$1.13

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,374	3,248	3,296	3,246
Diluted	3,481	3,395	3,430	3,371

EBITDA Reconciliation:
Pre tax income	$3,075	$2,488	$7,960	$7,052
Depreciation and amortization	1,235	1,124	4,619	4,303
Interest expense, net	15	29	156	62
EBITDA (a)	$4,325	$3,641	$12,735	$11,417

EBITDA adjusted for non-cash stock option expense,
and non-controlling interests:
EBITDA (as defined) (a)	$4,325	$3,641	$12,735	$11,417
Loss on closure of restaurants	—	—	—	256
Net (income) loss attributable to non-controlling interests	(194)	(262)	(1,270)	(1,287)
Non-cash stock option expense	105	79	349	317
EBITDA, as adjusted	$4,236	$3,458	$11,814	$10,703

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.